Exhibit 99.2

[Form of Notice of Guaranteed Delivery]

TRANSDIGM INC.

EXCHANGE OFFER

TO HOLDERS OF ITS

7 3/4% SENIOR SUBORDINATED NOTES DUE 2014

NOTICE OF GUARANTEED DELIVERY

As set forth in the Prospectus dated                     , 2010 (the “Prospectus”) of TransDigm Inc. (“Company”) under the heading “The Exchange Offer—How to Tender” and in the Letter of Transmittal (the “Letter of Transmittal”) relating to the offer (the “Exchange Offer”) by Company to exchange up to $425,000,000 in principal amount of its 7 3/4% Senior Subordinated Notes due 2014 (the “Exchange Notes”) for all of its outstanding 7 3/4% Senior Subordinated Notes due 2014, issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Original Notes”), this form or one substantially equivalent hereto must be used to accept the Exchange Offer of Company if: (i) certificates for the Original Notes are not immediately available; or (ii) time will not permit all required documents to reach the Exchange Agent (as defined below) on or prior to the Expiration Date (as defined in the Prospectus) of the Exchange Offer. Such form may be delivered by hand or transmitted by facsimile transmission, letter or courier to the Exchange Agent as follows:

Exchange Agent:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

Processor: Randolph Holder

By Facsimile:

(212) 298-1915

Confirm by telephone:

(212) 815-5098

By Mail, Hand or Courier:

The Bank of New York Mellon Trust Company, N.A.

Corporate Trust Operations

Reorganization Unit

101 Barclay Street

Floor 7 East

New York, New York 10286

Attn: Mr. Randolph Holder

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMITTAL OF THIS INSTRUMENT TO A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

The undersigned hereby tenders to Company, upon the terms and conditions set forth in the Prospectus and the Letter of Transmittal (which together constitute the “Exchange Offer”), receipt of which are hereby acknowledged, the principal amount of Original Notes set forth below pursuant to the guaranteed delivery procedure described in the Prospectus and the Letter of Transmittal.

Principal Amount of Original Notes Tendered:
Certificate Nos. (if available):
Total Principal Amount Represented by Original Notes Certificate(s):

Account Number:

Dated:	, 2007

Sign Here
Signature(s):

Please Print the Following Information:

Name(s):

Address:

Area Code and Tel. No(s):

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GUARANTEE

The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that delivery to the Exchange Agent of certificates tendered hereby, in proper form for transfer, or delivery of such certificates pursuant to the procedure for book-entry transfer, in either case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof) and any other required documents, is being made within three business days after the date of execution of a Notice of Guaranteed Delivery of the above-named person.

Name of Firm:

Authorized Signature:

Number and Street or P.O. Box:

City:	State:	Zip Code:

Area Code and Tel. No.:

Dated:	, 2010

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